EXHIBIT 5

August 13, 2014

TTM Technologies, Inc.

1665 Scenic Avenue Suite 250

Costa Mesa, California 92626

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

As legal counsel to TTM Technologies, Inc., a Delaware corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission on or about August 13, 2014, in connection with the registration under the Securities Act of 1933, as amended, of 5,288,152 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), issuable pursuant to the TTM Technologies, Inc. 2014 Incentive Compensation Plan (the “2014 Plan”). The facts, as we understand them, are set forth in the Registration Statement.

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

A.	The Certificate of Incorporation of the Company, as filed with the Secretary of State of the state of Delaware, as currently in effect;

B.	The Bylaws of the Company, as currently in effect;

C.	Unanimous Written Consent of the Board of Directors of the Company dated as of February 21, 2014;

D.	The 2014 Plan; and

E.	The Registration Statement.

Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and based solely upon our review of items A through E above, and subject to the further limitations and qualifications set forth below, it is our opinion that the Shares will be validly issued, fully paid, and nonassessable when issued and sold in accordance with the terms of the 2014 Plan.

We express no opinion as the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than the existing laws of the United States of America, and of the Delaware General Corporation Law, the Delaware Constitution, and reported judicial decisions relating thereto. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

Very truly yours,

/s/ Greenberg Traurig, LLP